Exhibit 10.38

To:     Oragenics, Inc.

From:     Jeffery D. Hillman

Date:     March 21, 2003

__________________________________________________________________________________

Gentleman:

Please be advised that I hereby agree not to demand or seek payment from the proceeds of the contemplated initial public offering of units amounts owing to me by Oragenics under Promissory Note dated February 22, 2001.

/s/ Jeffery D. Hillman